Exhibit 99.1

August 12, 2020

FOR ADDITIONAL INFORMATION

Media Ken Stammen Corporate Media Relations (614) 460-5544 kstammen@nisource.com	Investors Randy Hulen Vice President, Investor Relations and Treasurer (219) 647-5688 rghulen@nisource.com	Sara Macioch Manager, Investor Relations (614) 460-4789 smacioch@nisource.com

NiSource Inc. Announces Pricing of $1,250,000,000 of 0.950% Senior Notes due 2025 and $750,000,000 of 1.700% Senior Notes due 2031

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) (“NiSource”) announced today the pricing of an underwritten public offering of $1,250,000,000 aggregate principal amount of its 0.950% Senior Notes due 2025 and $750,000,000 aggregate principal amount of its 1.700% Senior Notes due 2031 (collectively, the “Notes”). Closing of the offering is expected to occur on August 18, 2020, subject to customary closing conditions.

Following completion of the offering, NiSource expects to use a portion of the aggregate net proceeds from the offering to pay the purchase price and the costs and expenses payable in connection with NiSource’s offer to purchase for cash certain of its outstanding debt securities which was announced separately earlier today (the “Tender Offer”). NiSource also expects, following the expiration of the Tender Offer, to use a portion of the aggregate net proceeds from the offering to redeem certain of its outstanding debt securities which are not purchased pursuant to the Tender Offer, as well as prepay all of its outstanding privately placed 5.89% Series D Senior Notes due November 28, 2025. NiSource expects to use any remaining aggregate net proceeds for general corporate purposes.

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

NiSource has filed a registration statement (including a prospectus) related to the Notes with the Securities and Exchange Commission (“SEC”). Information about the offering of the Notes is available in the prospectus supplement to be filed by NiSource with the SEC. The offering is being made under NiSource’s registration statement filed with the SEC and only by means of the prospectus supplement and the accompanying prospectus. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement related to the offering and other documents NiSource has filed with the SEC for more complete information about NiSource and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, when available, a copy of the prospectus supplement and the accompanying prospectus may be obtained from any of the following:

Citigroup Global Markets Inc., toll-free at 1-800-831-9146, Credit Suisse Securities (USA) LLC, toll-free at 1-800-221-1037, Morgan Stanley & Co. LLC, toll-free at 1-866-718-1649 or Wells Fargo Securities, LLC, toll-free at 1-800-645-3751 or email: wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 8,400 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found on its website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include among other things, our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; our ability to execute our growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; our ability to adapt to, and manage costs related to, advances in technology; any changes in our assumptions regarding the financial implications of a series of fires and explosions that occurred in Lawrence, Andover and North Andover, Massachusetts related to the delivery of natural gas by Columbia of Massachusetts in September 2018 (the “Greater Lawrence Incident”); compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; the pending sale of the Columbia Gas of Massachusetts business, including the terms and closing conditions under the Asset Purchase Agreement; potential incidents and other operating risks associated with our business; continuing and potential future impacts from the COVID-19 pandemic; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; any damage to our reputation, including in connection with the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential, commercial and industrial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairment of goodwill; changes in taxation and accounting principles; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified workforce; the ability of our subsidiaries to generate cash; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; and other matters in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our subsequent SEC filings. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. A credit rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. In addition, dividends are subject to board approval.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

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